Exhibit 99.1
Company Contact:
Charles R. Daniel, III
Chief Financial Officer
(314) 621-0699
Investor Contacts:
ICR, Inc.
Allison Malkin/Jane Thorn Leeson
(203) 682-8225/(646) 277-1223
BAKERS FOOTWEAR ANNOUNCES
$5 MILLION DEBT AND EQUITY INVESTMENT FROM STEVE MADDEN
ST. LOUIS, Mo. August 27, 2010 — Bakers Footwear Group, Inc. (OTC Bulletin Board: BKRS.OB), a leading specialty retailer of moderately priced fashion footwear for young women, announced that effective August 26, 2010, it obtained a $5 million debt and equity investment from Steven Madden, Ltd. (Nasdaq: SHOO). Bakers received net proceeds of approximately $4.6 million, net of transaction expenses, and will use the proceeds for working capital purposes. The $5 million note bears interest at 11% with principal payments due during 2017 through 2020 and is subordinate to Bakers’ other outstanding debt. Steve Madden will also be issued 1,844,860 shares of common stock as additional consideration for the loan, providing it with a 19.99% equity interest in Bakers. Steve Madden has agreed to vote its shares in the same manner as Peter Edison, Bakers’ Chief Executive Officer (CEO).
“We are pleased to expand our 20 year partnership with Steve Madden, one of our largest suppliers, to include a financial investment,” said Peter Edison, Chief Executive Officer of Bakers. “This investment has no financial covenants or sourcing, management, or governance conditions of any kind and represents a strong vote of confidence in our business. Bakers has had a business association with Steve from the day he started his company, and we look forward to continuing our excellent and enduring relationship with him and his team.”
Edward Rosenfeld, Chairman and Chief Executive Officer of Steve Madden, commented, “We are very pleased to provide financial support to Bakers. Our companies have enjoyed a long-standing relationship, and we look forward to continued success. We believe this investment will be beneficial to both of our companies.”
The transaction documents contain customary and other provisions, including requiring repayment of the note in the event of a change of control (including if Peter Edison ceases to be CEO). Steve Madden also agreed to restrictions on transferring or acquiring additional Bakers securities. Bakers also entered into various consents, waivers and agreements with all of its other senior lenders to accommodate the transaction. Details of those arrangements, additional information about the transaction and the related agreements entered into, and Bakers’ covenant compliance are described in the Company’s Current Report on Form 8-K filed today.
The shares of common stock and note have not been registered under the Securities Act of 1933 (the “Securities Act”), or any state securities laws, and were made in a private transaction under Regulation D. Bakers has agreed to file a registration statement with the Securities and Exchange

Commission upon request of the investor, subject to certain conditions, covering the resale of the common stock. Until this registration statement is declared effective by the SEC, the shares of common stock may not be reoffered or resold in the United States unless the re-offer or resale is registered or unless an exemption from the registration requirements of the Securities Act and applicable state laws is available.
About Bakers Footwear Group, Inc.
Bakers Footwear Group, Inc. is a national, mall-based, specialty retailer of distinctive footwear and accessories for young women. The Company’s merchandise includes private label and national brand dress, casual and sport shoes, boots, sandals and accessories. The Company currently operates 240 stores nationwide. Bakers’ stores focus on women between the ages of 16 and 35. Wild Pair stores offer fashion-forward footwear to both women and men between the ages of 17 and 29.
About Steve Madden
Steve Madden designs, sources and markets fashion-forward footwear and accessories for women, men and children. In addition to marketing products under its owned brands including Steve Madden, Steven by Steve Madden, Madden Girl and Big Buddha, the Company is the licensee of various brands, including Olsenboye for footwear, handbags and belts, Elizabeth and James and l.e.i. for footwear, Betsey Johnson for handbags and belts and Daisy Fuentes for handbags. The Company also designs and sources products under private label brand names for various retailers. The Company’s wholesale distribution includes department stores, specialty stores, luxury retailers, national chains and mass merchants. The Company also operates 84 retail stores (including the Company’s online store). The Company licenses certain of its brands to third parties for the marketing and sale of certain products, including for ready-to-wear, outerwear, cold weather accessories, eyewear, hosiery, jewelry and bedding and bath products.
THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS (WITHIN THE MEANING OF SECTION 27(A) OF THE SECURITIES ACT OF 1933 AND SECTION 21(E) OF THE SECURITIES EXCHANGE ACT OF 1934). BAKERS FOOTWEAR HAS NO DUTY TO UPDATE SUCH STATEMENTS. ACTUAL FUTURE EVENTS AND CIRCUMSTANCES COULD DIFFER MATERIALLY FROM THOSE SET FORTH IN THIS STATEMENT DUE TO VARIOUS FACTORS. FACTORS THAT COULD CAUSE THESE CONDITIONS NOT TO BE SATISFIED INCLUDE INABILITY TO SATISFY DEBT COVENANTS, MATERIAL DECLINES IN SALES TRENDS AND LIQUIDITY, MATERIAL CHANGES IN CAPITAL MARKET CONDITIONS OR IN BAKERS FOOTWEAR’S BUSINESS, PROSPECTS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION, AND OTHER RISKS AND UNCERTAINTIES, INCLUDING THOSE DETAILED IN BAKERS FOOTWEAR’S MOST RECENT ANNUAL REPORT ON FORM 10-K AND OUR MOST RECENT QUARTERLY REPORT ON FORM 10-Q, INCLUDING THOSE DISCUSSED IN “RISK FACTORS,” IN “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL POSITION AND RESULTS OF OPERATIONS” AND IN NOTE 2 TO THE FINANCIAL STATEMENTS IN THESE REPORTS, AND IN BAKERS FOOTWEAR’S CURRENT REPORT ON FORM 8-K FILED TODAY AND IN ITS OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.